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                                                                   EXHIBIT 10.14

                       CONSENT AND ESTOPPEL CERTIFICATE
                                AND ASSIGNMENT


        The undersigned representative of Resurgens Plaza South Associates, L.P. DOES HEREBY CERTIFY, REPRESENT, AND WARRANT to Simione Central, Inc., a Georgia corporation, the following:

        1. The undersigned is the true, lawful and duly authorized agent of Resurgens Plaza South Associates, L.P. (the "Landlord").

        2. Resurgens Plaza South Associates, L.P. is "Landlord" under that certain Lease Agreement dated as of January 21, 1992 (the "Lease"), by and between Landlord and Central Health Services, Inc. as tenant (the "Tenant"), a true and correct copy of which, together with all addenda and amendments thereto, if any, is attached as Exhibit A.

        3. The Lease has not been modified, amended, and or supplemented, except as indicated in Exhibit A, and is in full force and effect in accordance with the provisions thereof.

        4. The Landlord or any agent thereof has not assigned its interests in the Lease.

        5. The original term of the Lease commenced and will end on December 31, 1997, unless sooner terminated in accordance with the provisions of the Lease.

        6. The Tenant currently leases approximately 53,169 square feet of rentable area under the Lease.

        7. The current rent being paid by Tenant to Landlord under the Lease is $61,897.60 per month. Such current rent due pursuant to the Lease has been paid through October 1996 and is being paid on a current basis. Except as set forth in this Lease, Tenant does not pay Landlord and Tenant is not obligated to pay Landlord additional sums under the terms of the Lease.

        8. All of the terms, conditions, and provisions of the Lease to be performed by the Tenant have been duly and timely performed in all material respects.

        9. There has been no default, nor any claim of default, under the Lease by either Tenant, the Landlord or any agent thereof; and no event has occurred which, with the giving of notice, the lapse of time, or both, would constitute a default under the Lease by either Tenant, the Landlord or any agent thereof.

        10. The Landlord presently has no charge, lien, claim, defense, set-off, or counterclaim against Tenant under the Lease or against the Lease, other than the Landlord's lien provided in the Lease.
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        11.  Tenant hereby assigns to Simione Central, Inc. ("Simione"), and
Simione hereby accepts, the Assignment of the Lease, effective October 31, 1996. Landlord consents to the terms of this Assignment.

        IN WITNESS WHEREOF, the undersigned have executed this Consent and Estoppel Certificate and Assignment as of this 29th day of October, 1996.

                                  Resurgens Plaza South Associates, L.P.
                                  Resurgens Plaza AHE, Inc.
                                  By: /s/ J.L. McMahon
                                     ------------------------
                                  Name: James L. McMahon
                                  Title: President


                                  Simione Central, Inc.


                                  By: /s/ Gary M. Bremer
                                     ------------------------
                                  Name: Gary M. Bremer
                                  Title: Chairman and C.E.O.


                                  Central Health Services, Inc.

                                  By: /s/ Gary M. Bremer
                                     ------------------------
                                  Name: Gary M. Bremer
                                  Title: President and C.E.O.